Exhibit 15.1

To the Board of Directors and Stockholders of Freeport-McMoRan Copper & Gold Inc.:

We are aware of the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-179420) of Freeport-McMoRan Copper & Gold Inc.,

2)	Registration Statement (Form S-8 No. 333-85803) pertaining to the 1999 Stock Incentive Plan,

3)	Registration Statement (Form S-8 No. 333-105535) pertaining to the 2003 Stock Incentive Plan,

4)	Registration Statement (Form S-8 No. 333-115292) pertaining to the 2004 Director Compensation Plan,

5)	Registration Statement (Form S-8 No. 333-136084) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,

6)
Registration Statement (Form S-8 No. 333-141358) pertaining to the Phelps Dodge Corporation 2003 Stock Option and Restricted Stock Plan and the Phelps Dodge Corporation 1998 Stock Option and Restricted Stock Plan,

7)	Registration Statement (Form S-8 No. 333-147413) pertaining to the Amended and Restated Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan, and

8)
Registration Statement (Form S-8 No. 333-189047) pertaining to the Plains Exploration & Production Company 2010 Incentive Award Plan; the Plains Exploration & Production 2004 Stock Incentive Plan; the McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan; the McMoRan Exploration Co. 2005 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2004 Director Compensation Plan, as amended and restated; the McMoRan Exploration Co. 2003 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2001 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2000 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 1998 Stock Option Plan, as amended and restated; and the McMoRan Exploration Co. 1998 Stock Option Plan for Non-Employee Directors, as amended and restated;

of our report dated May 9, 2014 relating to the unaudited condensed consolidated interim financial statements of Freeport-McMoRan Copper & Gold Inc. that is included in its Form 10-Q for the quarter ended March 31, 2014.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
May 9, 2014